OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF ITS COMMON STOCK

AT

$0.50 NET PER SHARE IN CASH

BY

WORLDPORT COMMUNICATIONS, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, APRIL 4, 2003, UNLESS THE OFFER IS EXTENDED

March 7, 2003

To Our Clients:

        Enclosed for your consideration is the Offer to Purchase, dated March 7, 2003 (the "Offer to Purchase"), and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer") in connection with the offer by WorldPort Communications, Inc., a Delaware corporation ("WorldPort"), to purchase all outstanding shares of its common stock, par value $0.0001 per share (the "Shares"), at a price of $0.50 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

        Your attention is invited to the following:

          1.    The offer price is $0.50 per Share, net to the seller in cash, without interest thereon.

          2.    The Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Friday, April 4, 2003, unless the Offer is extended.

          3.    The Offer is being made for all outstanding Shares.

          4.    The Offer is not conditioned upon any minimum number of shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

          5.    Tendering stockholders of record who tender Shares directly will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by WorldPort pursuant to the Offer.

          6.    The Board of Directors of WorldPort has approved the Offer. However, neither WorldPort nor its Board of Directors nor the information agent makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares of WorldPort common stock. Stockholders must make their own decision as to whether to tender their shares of WorldPort common stock and, if so, how many shares to tender. Stockholders should discuss whether to tender all or any portion of their shares with their brokers or other financial and tax advisors.

        The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and any supplements or amendments thereto. WorldPort is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If WorldPort becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, WorldPort shall make a good faith effort to comply with such statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, WorldPort cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of

Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of WorldPort or by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

        If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth in this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF ITS COMMON STOCK
BY
WORLDPORT COMMUNICATIONS, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 7, 2003, and the related Letter of Transmittal (which, each as amended or supplemented from time to time, together constitute the "Offer"), in connection with the offer by WorldPort Communications, Inc., a Delaware corporation ("WorldPort"), to purchase all outstanding shares of its common stock, par value $0.0001 per share (the "Shares").

        This will instruct you to tender to WorldPort the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:*
Signature
Account Number:
Print Name
Date:
Print Address

Area Code and Telephone

Taxpayer I.D.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.